AGREEMENT BETWEEN
                          BROWN BROTHERS HARRIMAN & CO.
                                       AND
                           PIONEER CAPITAL GROWTH FUND

                                TABLE OF CONTENTS


    1.  Employment of Custodian                                           1

    2.  Powers and Duties of the Custodian
        with respect to Property of the Fund
        held by the Custodian                                             1

            A.     Safekeeping                                            2
            B.     Manner of Holding Securities                           2
            C.     Registered Name; Nominee                               2
            D.     Purchases                                              2
            E.     Exchanges                                              4
            F.     Sales of Securities                                    4
            G.     Depositary Receipts                                    5
            H.     Exercise of Rights; Tender Offers                      6
            I.     Stock Dividends, Rights, Etc.                          6
            J.     Options                                                6
            K.     Borrowings                                             7
            L.     Demand Deposit Bank Accounts                           7
            M.     Interest Bearing Call or Time Deposits                 8
            N.     Foreign Exchange Transactions
                    and Futures Contracts                                 9
            O.     Stock Loans                                           10
            P.     Collections                                           10
            Q.     Dividends, Distributions and Redemptions              11
            R.     Proxies, Notices, Etc.                                12
            S.     Nondiscretionary Details                              12
            T.     Bills                                                 13
            U.     Deposit of Fund Assets in Securities Systems          13
            V.     Other Transfers                                       15
            W.     Investment Limitations                                15
            X.     Proper Instructions                                   16
            Y.     Segregated Account                                    17

    3.    Powers and Duties of the Custodian with
          Respect to the Appointment of Subcustodians                    18

    4.    Assistance by the Custodian as to Certain Matters              22

    5.    Powers and Duties of the Custodian with
          Respect to its Role as Financial Agent                         22

            A.     Records                                               22
            B.     Accounts                                              23
            C.     Access to Records                                     23
            D.     Disbursements                                         23

    6.  Standard of Care and Related Matters                             23

            A.     Liability of the Custodian with
                    Respect to Proper Instructions;
                    Evidence of Authority; Etc.                          24
            B.     Liability of the Custodian with
                    Respect to Use of Securities System                  25
            C.     Liability of the Custodian with
                    respect to Subcustodians                             25
            D.     Standard of Care; Liability;
                    Indemnification                                      26
            E.     Reimbursement of Advances                             28
            F.     Security for Obligations to Custodian                 28
            G.     Appointment of Agents                                 29
            H.     Powers of Attorney                                    29

    7.    Compensation of the Custodian                                  29
    8.    Termination; Successor Custodian                               29
    9.    Amendment                                                      30
   10.    Governing Law                                                  31
   11.    Notices                                                        31
   12.    Binding Effect                                                 31
   13.    Counterparts                                                   32

                               CUSTODIAN AGREEMENT


     AGREEMENT made this _________,  199_,  between PIONEER  CAPITAL GROWTH FUND

(herein  referred  to as the  "Fund")  and Brown  Brothers  Harriman & Co.  (the

"Custodian");

         WITNESSETH:   That  in   consideration  of  the  mutual  covenants  and

agreements herein contained, the parties hereto agree as follows:

           1. Employment of Custodian:  The Fund hereby employs and appoints the

Custodian  as a  custodian  for the term and subject to the  provisions  of this

Agreement.  The  Custodian  shall not be under any duty or obligation to require the Fund to deliver to it any  securities  or funds  owned by the Fund and shall have no responsibility or liability for or on account of securities or funds not so delivered. The Fund will deposit with the Custodian copies of the Declaration of Trust or Certificate of Incorporation  and By-Laws (or comparable  documents)

of the Fund and all  amendments  thereto,  and  copies  of such  votes and other proceedings  of the Fund as may be necessary  for or convenient to the Custodian in the performance of its duties.

           2. Powers and Duties of the Custodian with respect to Property of the

Fund  held  by the  Custodian:  Except  for  securities  and  funds  held by any

Subcustodians or held by the Custodian through a non-U.S.  securities depository appointed  pursuant to the
provisions  of  Section 3 hereof,  the  Custodian  shall  have and  perform  the following powers and duties:

           A.  Safekeeping - To keep safely the  securities  and other assets of the Fund that have been  delivered to the Custodian  and, on behalf of the Fund,

from time to time to receive delivery of securities for safekeeping.

           B. Manner of Holding  Securities - To hold securities of the Fund (1)

by  physical   possession  of  the  share   certificates  or  other  instruments

representing  such securities in registered or bearer form, or (2) in book-entry form by a Securities System (as said term is defined in Section 2U).

           C. Registered  Name;  Nominee - To hold registered  securities of the

Fund (1) in the name or any nominee name of the Custodian or the Fund, or in the name or any nominee name of any Agent  appointed  pursuant to Section 6F, or (2)

in street  certificate  form,  so-called,  and in any case with or  without  any indication  of  fiduciary  capacity,  provided  that  securities  are held in an account of the Custodian  containing only assets of the Fund or only assets held as fiduciary or custodian for customers.

           D.  Purchases - Upon  receipt of Proper  Instructions,  as defined in

Section X on Page 17, insofar as funds are available for the purpose, to pay for and receive securities purchased for the account of the Fund, payment being made only upon receipt of the securities  (1) by the Custodian,  or (2) by a clearing corporation  of a  national  securities  exchange  of which the  Custodian  is a member, or (3) by a Securities System. However, (i) in the case of repurchase agreements entered into by the Fund, the Custodian (as well as an Agent) may release funds to a Securities  System or to a Subcustodian prior to the receipt of advice from the Securities  System or Subcustodian  that the securities  underlying  such repurchase  agreement have been  transferred by book entry into the Account (as defined in Section 2U) of the Custodian (or such

Agent) maintained with such Securities  System or Subcustodian,  so long as such payment  instructions  to  the  Securities  System  or  Subcustodian  include  a requirement  that delivery is only against payment for  securities,  (ii) in the case of  foreign  exchange  contracts,  options,  time  deposits,  call  account deposits,  currency deposits, and other deposits,  contracts or options pursuant to Sections 2J, 2L, 2M and 2N, the Custodian may make payment  therefor  without receiving an instrument  evidencing said deposit,  contract or option so long as such payment  instructions detail specific securities to be acquired,  and (iii)

in the case of  securities  in which payment for the security and receipt of the instrument  evidencing the security are under generally  accepted trade practice or the terms of the instrument  representing the security expected to take place in different  locations or through  separate  parties,  such as commercial paper which is indexed to foreign  currency  exchange  rates,  derivatives and similar securities, the Custodian may make payment for such securities prior to delivery thereof in accordance  with such generally  accepted trade practice or the terms of the instrument representing such security.

           E.  Exchanges  - Upon  receipt of proper  instructions,  to  exchange securities  held by it for the  account  of the Fund  for  other  securities  in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event relating to the securities or the issuer of such  securities  and to deposit any such  securities in accordance  with the terms of any reorganization or protective plan. Without proper instructions, the

Custodian may surrender securities in temporary form for definitive  securities,

may surrender  securities  for transfer into a name or nominee name as permitted in  Section  2C,  and  may  surrender  securities  for  a  different  number  of certificates  or  instruments  representing  the same  number  of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian, and further provided the Custodian shall at the time of surrendering securities or instruments receive a receipt or other evidence of ownership thereof.

           F. Sales of Securities - Upon receipt of proper instructions, to make delivery of  securities  which have been sold for the  account of the Fund,  but only against payment therefor (1) in cash, by a certified check,  bank cashier's check,  bank credit,  or bank wire transfer,  or (2) by credit to the account of the Custodian with a clearing  corporation of a national  securities exchange of which  the  Custodian  is a  member,  or (3) by  credit  to the  account  of the

Custodian  or an Agent of the  Custodian  with a  Securities  System;  provided,

however,  that  (i)
in the case of delivery of physical  certificates  or  instruments  representing securities, the Custodian may make delivery to the broker buying the securities,

against receipt  therefor,  for examination in accordance with "street delivery"

custom, provided that the payment therefor is to be made to the Custodian (which payment  may be made by a  broker's  check)  or that such  securities  are to be returned to the  Custodian,  and (ii) in the case of  securities  referred to in clause  (iii) of the  last  sentence  of  Section  2D,  the  Custodian  may make settlement,  including with respect to the form of payment,  in accordance  with generally  accepted trade practice  relating to such  securities or the terms of the instrument representing said security.

           G.  Depositary  Receipts - Upon  receipt of proper  instructions,  to instruct a  Subcustodian  or an Agent to surrender  securities to the depositary used by an issuer of American  Depositary  Receipts or International  Depositary

Receipts  (hereinafter  collectively  referred to as "ADRs") for such securities against a written  receipt  therefor  adequately  describing such securities and written  evidence  satisfactory to the Subcustodian or Agent that the depositary has  acknowledged  receipt  of  instructions  to  issue  with  respect  to  such securities ADRs in the name of the Custodian, or a nominee of the Custodian, for delivery to the  Custodian in Boston,  Massachusetts,  or at such other place as the Custodian may from time to time designate.

           Upon receipt of proper instructions,  to surrender ADRs to the issuer thereof  against a  written  receipt  therefor  adequately  describing  the ADRs surrendered and written  evidence  satisfactory to the Custodian that the issuer of the ADRs has acknowledged  receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to a Subcustodian or an Agent.

           H. Exercise of Rights;  Tender Offers - Upon timely receipt of proper instructions,  to deliver to the issuer or trustee  thereof,  or to the agent of either,  warrants,  puts, calls, rights or similar securities for the purpose of being  exercised or sold,  provided  that the new  securities  and cash, if any,

acquired by such action are to be delivered to the Custodian,  and, upon receipt of proper  instructions,  to deposit  securities upon invitations for tenders of securities,  provided that the  consideration  is to be paid or delivered or the tendered securities are to be returned to the Custodian.

           I. Stock Dividends,  Rights,  Etc. - To receive and collect all stock dividends,  rights  and other  items of like  nature;  and to deal with the same pursuant to proper instructions relative thereto.

           J.  Options - Upon  receipt of proper  instructions,  to receive  and retain confirmations or other documents evidencing the purchase or writing of an option on a security or securities index by the Fund; to deposit and maintain in a segregated account, either physically or by book-entry in a Securities System,

securities subject to a covered call option written by the Fund; and to release and/or transfer such securities or other assets only in accordance  with the  provisions of any agreement  among the Fund, the Custodian and; and to pay, release and/or transfer such  securities,  cash or other assets in accordance with a broker-dealer relating to such securities or other assets a notice or other communication evidencing the expiration, termination or exercise of such  covered  option  furnished  by The Options  Clearing  Corporation,  the securities  or options  exchange on which such covered  option is traded or such other organization as may be responsible for handling such options transactions.

           K.  Borrowings  - Upon  receipt  of proper  instructions,  to deliver securities of the Fund to lenders or their agents as collateral  for  borrowings effected by the Fund,  provided that such  borrowed  money is payable to or upon the Custodian's order as Custodian for the Fund.

           L. Demand  Deposit Bank  Accounts - To open and operate an account or accounts in the name of the Fund on the Custodian's  books subject only to draft or order by the  Custodian.  All funds received by the Custodian from or for the account of the Fund shall be deposited in said account(s).  The responsibilities of the  Custodian to the Fund for  deposits  accepted on the  Custodian's  books shall be that of a U. S. bank for a similar deposit

           If and when authorized by proper  instructions the Custodian may open and operate an additional  account(s) in such other banks or trust  companies as may be  designated  by the Fund in such  instructions  (any  such  bank or trust company so
designated by the Fund being referred to hereafter as a "Banking  Institution"),

provided that such account(s)  (hereinafter  collectively referred to as "demand deposit bank accounts") shall be in the name of the Custodian for account of the

Fund and subject only to the  Custodian's  draft or order.  Such demand  deposit accounts may be opened with  Banking  Institutions  in the United  States and in other  countries  and may be  denominated  in  either  U. S.  Dollars  or  other currencies as the Fund may  determine.  All such deposits  shall be deemed to be portfolio  securities  of the Fund and  accordingly  the  responsibility  of the

Custodian  therefore  shall be the same as and no greater  than the  Custodian's responsibility in respect of other portfolio securities of the Fund.

           M. Interest Bearing Call or Time Deposits - To place interest bearing fixed term and call deposits with such banks and in such amounts as the Fund may authorize pursuant to proper instructions.  Such deposits may be placed with the

Custodian or with  Subcustodians  or other Banking  Institutions as the Fund may determine.  Deposits may be denominated in U. S. Dollars or other currencies and need not be  evidenced  by the  issuance  or delivery  of a  certificate  to the

Custodian, provided that the Custodian shall include in its records with respect to the assets of the Fund appropriate  notation as to the amount and currency of each such  deposit,  the accepting  Banking  Institution  and other  appropriate details,  and  shall  retain  such  forms of advice or  receipt  evidencing  the deposit, if any, as may be forwarded to the Custodian by the Banking Institution. Such deposits, other than those placed with the  Custodian,  shall be deemed  portfolio  securities of the Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in Section L of this

Agreement. The responsibility of the Custodian for such deposits accepted on the

Custodian's books shall be that of a U.S. bank for a similar deposit.

           N. Foreign Exchange  Transactions and Futures Contracts - Pursuant to

proper  instructions,  to enter into  foreign  exchange  contracts or options to purchase and sell foreign  currencies for spot and future delivery on behalf and for  the  account  of the  Fund.  Such  transactions  may be  undertaken  by the

Custodian   with  such  Banking   Institutions,   including  the  Custodian  and

Subcustodian(s)  as principals,  as approved and authorized by the Fund. Foreign exchange  contracts  and options other than those  executed with the  Custodian,

shall be deemed to be portfolio  securities of the Fund and the responsibilities of the  Custodian  therefor  shall be the same as those for demand  deposit bank accounts  placed with other banks as described in Section 2L of this  agreement.

Upon  receipt  of proper  instructions,  to  receive  and  retain  confirmations evidencing the purchase or sale of a futures  contract or an option on a futures contract by the Fund; to deposit and maintain in a segregated  account,  for the benefit of any futures commission  merchant or to pay to such futures commission merchant, assets designated by the Fund as initial, maintenance or variation "margin" deposits intended to secure the Fund's performance of its obligations under any futures contracts  purchased or sold or any options on futures  contracts  written by the Fund, in  accordance  with the provisions of any agreement or agreements  among any of the Fund,  the Custodian and such futures commission merchant, designated to comply with the rules of the

Commodity Futures Trading  Commission and/or any contract market, or any similar organization or  organizations,  regarding such margin deposits;  and to release and/or  transfer assets in such margin accounts only in accordance with any such agreements or rules.

           0.  Stock  Loans - Upon  receipt of proper  instructions,  to deliver securities of the Fund,  in connection  with loans of securities by the Fund, to the  borrower  thereof  prior to receipt  of the  collateral,  if any,  for such borrowing,  provided  that  for  stock  loans  secured  by cash  collateral  the

Custodian's  instructions  to the Securities  System require that the Securities

System may deliver the  securities to the borrower  thereof only upon receipt of the collateral for such borrowing.

           P.  Collections - To collect,  receive and deposit in said account or accounts all income,  payments of principal  and other  payments with respect to the  securities  held  hereunder,  and in  connection  therewith  to deliver the certificates  or other  instruments  representing  the  securities to the issuer thereof or its agent when securities are called, redeemed,  retired or otherwise become payable; provided, that the payment is to be made in such form and manner and at such time, which may be after delivery by the

Custodian of the instrument  representing the security, as is in accordance with

the  terms  of  the  instrument   representing  the  security,  or  such  proper

instructions  as the Custodian may receive,  or  governmental  regulations,  the rules of Securities Systems or other U.S.  securities  depositories and clearing agencies or, with respect to securities  referred to in clause (iii) of the last sentence of Section 2D, in accordance  with generally  accepted trade  practice;

(ii) to execute ownership and other  certificates and affidavits for all federal and state tax purposes in  connection  with receipt of income or other  payments with  respect  to  securities  of the Fund or in  connection  with  transfer  of securities, and (iii) pursuant to proper instructions to take such other actions with respect to collection  or receipt of funds or transfer of securities  which involve an investment decision.

           Q. Dividends,  Distributions and Redemptions - Upon receipt of proper instructions  from the Fund,  or upon  receipt of  instructions  from the Fund's shareholder  servicing agent or agent with comparable  duties (the  "Shareholder

Servicing  Agent") (given by such person or persons and in such manner on behalf of the  Shareholder  Servicing  Agent as the Fund  shall have  authorized),  the

Custodian shall release funds or securities to the  Shareholder  Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of proper instructions from the Fund, or upon receipt of instructions from the Shareholder

Servicing Agent (given by such person or persons and in such manner on behalf of the  Shareholder  Servicing  Agent  as the  Fund  shall  have  authorized),  the

Custodian  shall  release  funds or  securities,  insofar as  available,  to the

Shareholder  Servicing  Agent or as such  Agent  shall  otherwise  instruct  for payment to Fund  shareholders  who have  delivered  to such Agent a request  for repurchase or redemption of their shares of capital stock of the Fund.

           R. Proxies,  Notices,  Etc. - Promptly to deliver or mail to the Fund all forms of  proxies  and all  notices  of  meetings  and any other  notices or announcements  affecting  or relating to  securities  owned by the Fund that are received by the Custodian,  and upon receipt of proper  instructions  to execute and deliver or cause its nominee to execute  and deliver  such  proxies or other authorizations  as may be required.  Neither the Custodian nor its nominee shall vote upon any of such  securities  or execute any proxy to vote  thereon or give any consent or take any other action with respect  thereto  (except as otherwise herein provided) unless ordered to do so by proper instructions.

           S.  Nondiscretionary  Details  - Without  the  necessity  of  express authorization  from the  Fund,  to  attend to all  nondiscretionary  details  in connection with the sale, exchange,  substitution,  purchase,  transfer or other dealings  with  securities,  funds or  other  property  of the Fund  held by the

Custodian  except as otherwise  directed  from time to time by the  Directors or

Trustees of the Fund.

           T. Bills - Upon receipt of proper instructions, to pay or cause to be paid,  insofar as funds are available  for the purpose,  bills,  statements,  or other obligations of the Fund.

           U. Deposit of Fund Assets in  Securities  Systems - The Custodian may

deposit and/or maintain securities owned by the Fund in (i) The Depository Trust

Company,  (ii) any  book-entry  system as  provided  in  Subpart  0 of  Treasury

Circular  No. 300, 31 CFR 306,  Subpart B of 31 CFR Part 350, or the  book-entry regulations of federal agencies substantially in the form of Subpart 0, or (iii)

any other domestic  clearing agency  registered with the Securities and Exchange

Commission  under Section 17A of the Securities  Exchange Act of 1934 which acts as a securities  depository  and whose use the Fund has  previously  approved in writing  (each  of the  foregoing  being  referred  to in  this  Agreement  as a

"Securities System").  Utilization of a Securities System shall be in accordance with  applicable  Federal  Reserve Board and Securities and Exchange  Commission

rules and regulations, if any, and subject to the following provisions:

           1) The Custodian may deposit and/or maintain Fund securities,  either directly or through one or more Agents appointed by the Custodian (provided that any such agent shall be qualified to act as a custodian of the Fund  pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Custodian or such Agent in the

Securities  System which shall not include any assets of the  Custodian or Agent other than assets held as a fiduciary, custodian, or otherwise for customers;

           2) The records of the  Custodian  with respect to  securities  of the

Fund which are  maintained in a Securities  System shall  identify by book-entry those securities belonging to the Fund;

           3) The Custodian  shall pay for securities  purchased for the account of the Fund upon (i)  receipt of advice  from the  Securities  System  that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the  Custodian  to reflect  such  payment and transfer for the account  of the Fund.  The  Custodian  shall  transfer  securities  sold for the account of the Fund upon (i) receipt of advice from the  Securities  System that payment for such  securities has been  transferred to the Account,  and (ii) the making of an entry on the records of the  Custodian to reflect such transfer and payment for the account of the Fund.  Copies of all advices from the  Securities

System of transfers of securities for the account of the Fund shall identify the

Fund,  be  maintained  for the Fund by the  Custodian or an Agent as referred to above,  and be provided to the Fund at its request.  The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day;

           4) The Custodian  shall provide the Fund with any report  obtained by the  Custodian  or any Agent as  referred  to above on the  Securities  System's accounting system,  internal  accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to the Fund such reports on their own systems of internal  accounting control as the Fund may reasonably request from time to time.

           5) At the written  request of the Fund,  the Custodian will terminate the use of any such  Securities  System  on behalf  of the Fund as  promptly  as practicable.

           V. Other Transfers - Upon receipt of proper instructions,  to deliver securities,  funds and other property of the Fund to a  Subcustodian  or another custodian of the Fund;  and, upon receipt of proper  instructions,  to make such other disposition of securities, funds or other property of the Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement,

provided  that the  instructions  relating to such  disposition  shall include a statement  of the  purpose for which the  delivery is to be made,  the amount of securities  to be  delivered  and the  name of the  person  or  persons  to whom delivery is to be made.

           W. Investment  Limitations - In performing its duties generally,  and more  particularly  in  connection  with  the  purchase,  sale and  exchange  of securities  made by or for the Fund,  the

Custodian may assume  unless and until  notified in writing to the contrary that proper  instructions  received  by it are  not in  conflict  with  or in any way contrary to any provisions of the Fund's  Declaration of Trust or Certificate of

Incorporation  or By-Laws (or  comparable  documents) or votes or proceedings of the  shareholders  or Directors of the Fund. The Custodian  shall in no event be liable to the Fund and shall be indemnified by the Fund for any violation  which occurs  in the  course of  carrying  out  instructions  given by the Fund of any investment  limitations to which the Fund is subject or other  limitations  with respect to the Fund's powers to make expenditures,  encumber securities,  borrow or take similar actions affecting the Fund.

           X.  Proper  Instructions  - Proper  instructions  shall mean a tested

telex  from  the  Fund  or  a  written   request,   direction,   instruction  or

certification  signed or  initialled on behalf of the Fund by one or more person or persons as the Board of  Directors  or  Trustees  of the Fund shall have from time to time authorized,  provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Fund shall be signed by such person. Those persons authorized to give proper instructions  may be  identified  by the Board of Directors or Trustees by name,

title or position and will  include at least one officer  empowered by the Board to name other  individuals  who are  authorized to give proper  instructions  on behalf of the Fund.  Telephonic or other oral  instructions  given by any one of the above  persons  will be
considered proper instructions if the Custodian reasonably believes them to have been given by a person  authorized to give such instructions with respect to the transaction involved.  Oral instructions will be confirmed by tested telex or in writing in the manner set forth above but the lack of such confirmation shall in no way affect any  action  taken by the  Custodian  in  reliance  upon such oral instructions.  The Fund  authorizes  the  Custodian  to tape  record any and all telephonic or other oral instructions  given to the Custodian by or on behalf of the Fund  (including  any of its  officers,  Directors,  Trustees,  employees or agents)  and will  deliver to the  Custodian  a similar  authorization  from any investment  manager or adviser or person or entity with similar  reponsibilities which is  authorized  to give proper  instructions  on behalf of the Fund to the

Custodian.  Proper instructions may relate to specific  transactions or to types or classes of transactions, and may be in the form of standing instructions.

           Proper  instructions  may include  communications  effected  directly between  electro-mechanical  or  electronic  devices or systems,  in addition to tested telex,  provided that the Fund and the Custodian agree to the use of such device or system.

           Y.  Segregated  Account - The Custodian  shall upon receipt of proper instructions  establish  and  maintain  on its  books a  segregated  account  or accounts  for and on behalf of the Fund,  into which  account or accounts may be transferred cash and/or securities of the Fund, including securities  maintained by the  Custodian
pursuant to Section 2U hereof,  (i) in  accordance  with the  provisions  of any agreement among the Fund, the Custodian and a broker-dealer registered under the

Securities  Exchange  Act of 1934 and a member of the  National  Association  of

Securities  Dealers,  Inc. (or any futures commission  merchant registered under the Commodity Exchange Act) relating to compliance with the rules of the Options

Clearing  Corporation and of any registered national securities exchange (or the

Commodity Futures Trading Commission or any registered  contract market), or any similar organization or organizations, regarding escrow or other arrangements in connection with  transactions by the Fund, (ii) for purposes of segregating cash or securities in connection with options purchased,  sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund,

(iii) for the purposes of compliance by the Fund with the procedures required by

Investment  Company Act Release No. 10666, or any subsequent release or releases of the  Securities  and  Exchange  Commission  relating  to the  maintenance  of segregated  accounts by registered  investment  companies,  and (iv) as mutually agreed from time to time between the Fund and the Custodian.

           3. Powers and Duties of the Custodian with Respect to the Appointment of Subcustodians: The Fund hereby authorizes and instructs the Custodian to hold securities,  funds and other property of the Fund which are  maintained  outside the United States at subcustodians  appointed pursuant to the provisions of this

Section 3 (a "Subcustodian"). The Fund shall approve in writing (1) the appointment of each Subcustodian and the subcustodian agreement to be entered into between such  Subcustodian and the Custodian,  and (2) if the

Subcustodian  is  organized  under the laws of a country  other  than the United

States, the country or countries in which the Subcustodian is authorized to hold securities,  cash and  other  property  of the  Fund.  The Fund  hereby  further authorizes  and instructs the  Custodian  and any  Subcustodian  to utilize such securities  depositories located outside the United States which are approved in writing by the Fund to hold  securities,  cash and other  property  of the Fund.

Upon such  approval by the Fund,  the  Custodian is  authorized on behalf of the

Fund to notify each  Subcustodian of its appointment as such. The Custodian may,

at any time in its discretion,  remove any Subcustodian  that has been appointed as such but will promptly notify the Fund of any such action.

           Those  Subcustodians,  and the  countries  where  and the  securities depositories  through which they or the Custodian may hold securities,  cash and other  property of the Fund which the Fund has approved to date are set forth on

Appendix  A  hereto.  Such  Appendix  shall  be  amended  from  time  to time as

Subcustodians,  and/or  countries  and/or  securities  depositories are changed,

added or deleted.  The Fund shall be  responsible  for  informing  the Custodian sufficiently  in  advance  of a  proposed  investment  which  is to be held in a country not listed on Appendix A, in order that there shall be sufficient time for the Fund to give the approval required by the preceding paragraph and for

the  Custodian  to  put  the   appropriate   arrangements  in  place  with  such

Subcustodian,  including negotiation of a subcustodian  agreement and submission of such subcustodian agreement to the Fund for approval.

           If the Fund shall have invested in a security to be held in a country before the foregoing procedures have been completed, such security shall be held by such agent as the Custodian may appoint. In any event, the Custodian shall be liable to the Fund for the  actions  of such agent if and only to the extent the

Custodian  shall have  recovered from such agent for any damages caused the Fund by such  agent.  At the  request  of the Fund,  Custodian  agrees to remove  any securities  held on  behalf  of the  Fund by such  agent,  if  practical,  to an approved  Subcustodian.  Under such circumstances  Custodian will collect income and respond to corporate actions on a best efforts basis.

           With respect to securities and funds held by a  Subcustodian,  either directly  or  indirectly  (including  by a  securities  depository  or  clearing agency),  notwithstanding  any  provision  of this  Agreement  to the  contrary,

payment for  securities  purchased and delivery of  securities  sold may be made prior to receipt of the securities or payment,  respectively,  and securities or payment may be received in a form, in accordance with governmental  regulations,

rules of securities  depositories and clearing  agencies,  or generally accepted trade practice in the applicable local market.

           In  the  event  that  any  Subcustodian  appointed  pursuant  to  the provisions of this Section 3 fails to perform any of its  obligations  under the terms and conditions of the  applicable  subcustodian  agreement,  the Custodian shall  use  its  best  efforts  to  cause  such  Subcustodian  to  perform  such

obligations.   In  the  event  that  the  Custodian  is  unable  to  cause  such

Subcustodian  to perform fully its obligations  thereunder,  the Custodian shall forthwith upon the Fund's request terminate such Subcustodian in accordance with the termination  provisions under the applicable  subcustodian agreement and, if necessary or desirable,  appoint  another  subcustodian  in accordance  with the provisions  of this  Section 3. At the  election of the Fund,  it shall have the right to enforce,  to the extent  permitted by the  subcustodian  agreement  and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused the Fund by such Subcustodian.

           The Custodian will not amend any  subcustodian  agreement or agree to change or permit any changes  thereunder  except upon the prior written approval of the Fund.

           The Custodian may, at any time in its discretion upon notification to the  Fund,  terminate  any  Subcustodian  of the  Fund in  accordance  with  the termination provisions under the applicable Subcustodian  Agreement,  and at the written  request of the Fund, the Custodian will terminate any  Subcustodian  in accordance with the  termination  provisions  under the applicable  Subcustodian

Agreement.

           If  necessary  or  desirable,   the  Custodian  may  appoint  another

subcustodian  to replace a  Subcustodian  terminated  pursuant to the  foregoing provisions of this Section 3, such  appointment  to be made upon approval of the successor  subcustodian  by  the  Fund's  Board  of  Directors  or  Trustees  in

accordance with the provisions of this Section 3.

           In the event the Custodian receives a claim from a Subcustodian under the  indemnification  provisions of any  subcustodian  agreement,  the Custodian shall  promptly  give  written  notice to the Fund of such  claim.  No more than thirty days after  written  notice to the Fund of the  Custodian's  intention to make such  payment,  the Fund will  reimburse  the  Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian.

           4. Assistance by the Custodian as to Certain  Matters:  The Custodian

may assist  generally in the  preparation  of reports to Fund  shareholders  and others, audits of accounts, and other ministerial matters of like nature.

           5.  Powers and Duties of the  Custodian  with  Respect to its Role as

Financial  Agent:  The Fund  hereby also  appoints  the  Custodian  as the Funds financial  agent.  With  respect to the  appointment  as  financial  agent,  the

Custodian shall have and perform the following powers and duties:

           A. Records - To create,  maintain and retain such records relating to its  activities and  obligations  under this Agreement as are required under the

Investment Company Act of 1940 and the rules and regulations thereunder (including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder) and under applicable  Federal and State tax laws. All such records will be the property of the Fund and in the event of termination of this

Agreement shall be delivered to the successor custodian.

           B.  Accounts  - To keep  books  of  account  and  render  statements,

including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by proper instructions.

           C.  Access  to  Records - The books  and  records  maintained  by the

Custodian  pursuant  to  Sections  5A  and 5B  shall  at all  times  during  the

Custodian's  regular  business hours be open to inspection and audit by officers of, attorneys for and auditors  employed by the Fund and by employees and agents of the Securities and Exchange  Commission,  provided that all such  individuals shall observe all security  requirements of the Custodian  applicable to its own employees  having  access to  similar  records  within  the  Custodian  and such regulations as may be reasonably imposed by the Custodian.

           D.  Disbursements  - Upon receipt of proper  instructions,  to pay or cause to be paid,  insofar  as  funds  are  available  for the  purpose,  bills,

statements  and other  obligations  of the Fund  (including  but not  limited to interest  charges,  taxes,  management  fees,  compensation to Fund officers and employees, and other operating expenses of the Fund).

           6.   Standard of Care and Related Matters:

           A.  Liability of the Custodian  with Respect to Proper  Instructions;

Evidence of  Authority,  Etc. The  Custodian  shall not be liable for any action taken or omitted in  reliance  upon  proper  instructions  believed  by it to be genuine  or upon any other  written  notice,  request,  direction,  instruction,

certificate or other  instrument  believed by it to be genuine and signed by the proper party or parties.

           The Secretary or Assistant Secretary of the Fund shall certify to the

Custodian the names, signatures and scope of authority of all persons authorized to give  proper  instructions  or any other  such  notice,  request,  direction,

instruction,  certificate  or  instrument  on behalf of the Fund,  the names and signatures of the officers of the Fund, the name and address of the  Shareholder

Servicing Agent, and any resolutions,  votes,  instructions or directions of the

Fund's Board of Directors or Trustees or  shareholders.  Such certificate may be accepted and relied upon by the  Custodian as  conclusive  evidence of the facts set forth  therein and may be  considered in full force and effect until receipt of a similar certificate to the contrary.

           So long as and to the extent that it is in the exercise of reasonable care,  the  Custodian  shall  not be  responsible  for the  title,  validity  or genuineness  of any  property  or evidence  of title  thereto  received by it or delivered by it pursuant to this Agreement.

           The  Custodian  shall be  entitled,  at the  expense of the Fund,  to receive and act upon advice of (i) counsel regularly retained by the Custodian in respect of custodian matters, (ii) counsel for the

Fund,  or (iii) such other counsel as the Fund and the Custodian may agree upon,

with respect to all matters,  and the Custodian  shall be without  liability for any action reasonably taken or omitted pursuant to such advice.

           B.  Liability  of the  Custodian  with  Respect to Use of  Securities

System - With respect to the portfolio  securities,  cash and other  property of the Fund held by a Securities  System, the Custodian shall be liable to the Fund only for any loss or damage  to the Fund  resulting  from use of the  Securities

System if caused by any  negligence,  misfeasance or misconduct of the Custodian or any of its agents or of any of its or their  employees or from any failure of the  Custodian  or any such agent to enforce  effectively  such rights as it may have against the  Securities  System.  At the election of the Fund,  it shall be entitled to be  subrogated  to the rights of the  Custodian  with respect to any claim against the Securities  System or any other person which the Custodian may have as a  consequence  of any  such  loss or  damage  to the Fund if and to the extent that the Fund has not been made whole for any such loss or damage.

           C.  Liability  of the  Custodian  with respect to  Subcustodians  The

Custodian  shall be liable to the Fund for any loss or damage to the Fund caused by or resulting  from the acts or omissions  of any  Subcustodian  to the extent that  under  the  terms  set forth in the  subcustodian  agreement  between  the

Custodian and the Subcustodian (or in the subcustodian agreement between a Subcustodian and any secondary Subcustodian), the Subcustodian (or secondary Subcustodian) has failed to perform in accordance with the standard of conduct  imposed under such  subcustodian  agreement as determined in accordance with the law which is  adjudicated  to govern such  agreement  and in accordance with any  determination  of any  court  as to the  duties  of said  Subcustodian pursuant to said  agreement.  The Custodian shall also be liable to the Fund for its own negligence in transmitting any instructions received by it from the Fund and for its own negligence in connection  with the delivery of any securities or funds held by it to any Subcustodian.

           D. Standard of Care; Liability; Indemnification - The Custodian shall be held only to the exercise of  reasonable  care and  diligence in carrying out the provisions of this Agreement,  provided that the Custodian shall not thereby be required to take any action which is in  contravention of any applicable law.

The Fund agrees to indemnify  and hold  harmless the  Custodian and its nominees from all claims and  liabilities  (including  counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement,

except  such as may  arise  from its or its  nominee's  breach  of the  relevant standard of conduct set forth in this Agreement.  Without limiting the foregoing indemnification  obligation  of the  Fund,  the Fund  agrees  to  indemnify  the

Custodian and any nominee in whose name  portfolio  securities or other property of the Fund is  registered
against any liability the Custodian or such nominee may incur by reason of taxes assessed to the  Custodian or such nominee or other costs,  liability or expense incurred by the Custodian or such nominee resulting  directly or indirectly from the fact that  portfolio  securities or other property of the Fund is registered in the name of the Custodian or such nominee.

           It is also  understood that the Custodian shall not be liable for any loss  involving any  securities,  currencies,  deposits or other property of the

Fund,  whether  maintained by it, a Subcustodian,  a securities  depository,  an agent of the  Custodian or a  Subcustodian,  a Securities  System,  or a Banking

Institution,  or for any loss arising  from a foreign  currency  transaction  or contract,  where the loss  results  from a  Sovereign  Risk or where the  entity maintaining such securities, currencies, deposits or other property of the Fund,

whether the Custodian, a Subcustodian,  a securities depository, an agent of the

Custodian or a Subcustodian,  a Securities System or a Banking Institution,  has

exercised  reasonable care  maintaining  such property or in connection with the

transaction   involving   such   property.   A   "Sovereign   Risk"  shall  mean

nationalization, expropriation, devaluation, revaluation, confiscation, seizure,

cancellation,  destruction or similar action by any governmental  authority,  de facto or de jure; or enactment,  promulgation,  imposition or enforcement by any such governmental authority of currency restrictions,  exchange controls, taxes,

levies  or  other  charges  affecting  the  Fund's  property;  or  acts  of war,

terrorism,
insurrection  or  revolution;  or any other act or event beyond the  Custodian's control.

           E.  Reimbursement  of Advances - The  Custodian  shall be entitled to receive reimbursement from the Fund on demand, in the manner provided in Section

7, for its cash  disbursements,  expenses  and charges  (including  the fees and expenses of any  Subcustodian  or any Agent) in connection  with this Agreement,

but excluding salaries and usual overhead expenses.

           F. Security for  obligations to Custodian - If the Fund shall require the Custodian to advance cash or  securities  for any purpose for the benefit of the Fund,  including in connection  with foreign  exchange  contracts or options

(collectively,  an "Advance"),  or if the Custodian or any nominee thereof shall incur or be  assessed  any  taxes,  charges,  expenses,  assessments,  claims or liabilities in connection with the performance of this Agreement (collectively a

"Liability"),  except such as may arise from its or such nominee's breach of the relevant standard of conduct set forth in this Agreement, then in such event any property  at any time held for the  account  of the Fund by the  Custodian  or a

Subcustodian  shall be security for such  Advance or  Liability  and if the Fund shall fail to repay or indemnify the Custodian promptly,  the Custodian shall be entitled  to utilize  available  cash and to  dispose  of the  Fund's  property,

including  securities,  to the  extent  necessary  to  obtain  reimbursement  or indemnification.

           G.  Appointment of Agents - The Custodian may at any time or times in its  discretion  appoint  (and may at any time  remove)  any other bank or trust company as its agent (an  "Agent") to carry out such of the  provisions  of this

Agreement as the Custodian may from time to time direct, provided, however, that the  appointment  of such Agent (other than an Agent  appointed  pursuant to the third  paragraph  of Section 3) shall not  relieve the  Custodian  of any of its responsibilities under this agreement.

           H. Powers of Attorney - Upon  request,  the Fund shall deliver to the

Custodian  such  proxies,  powers of  attorney  or other  instruments  as may be reasonable and necessary or desirable in connection  with the performance by the

Custodian  or any  Subcustodian  of  their  respective  obligations  under  this

Agreement or any applicable subcustodian agreement.

           7. Compensation of the Custodian:  The Fund shall pay the Custodian a custody  fee based on such fee  schedule as may from time to time be agreed upon in writing by the  Custodian and the Fund.  Such fee,  together with all amounts for which the Custodian is to be reimbursed in accordance with Section 6E, shall be billed to the Fund in such a manner as to  permit  payment  by a direct  cash payment to the Custodian.

           8. Termination; Successor Custodian: This Agreement shall continue in full force and effect  until  terminated  by either  party by an  instrument  in writing  delivered  or  mailed,  postage  prepaid,  to  the  other  party,  such termination to take effect not sooner than seventy five (75) days after the date of
such delivery or mailing.  In the event of  termination  the Custodian  shall be entitled  to  receive  prior to  delivery  of the  securities,  funds  and other property  held by it all accrued fees and  unreimbursed  expenses the payment of which is  contemplated  by  Sections  6E and 7,  upon  receipt  by the Fund of a statement setting forth such fees and expenses.

           In the  event of the  appointment  of a  successor  custodian,  it is agreed that the funds and securities owned by the Fund and held by the Custodian or any  Subcustodian  shall be delivered  to the  successor  custodian,  and the

Custodian  agrees to  cooperate  with the Fund in  execution  of  documents  and performance  of other actions  necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

           9. Amendment: This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject  matter  hereof.  No provision of this  Agreement may be amended or terminated  except by a statement in writing  signed by the party  against which  enforcement  of the amendment or termination is sought.

           In connection with the operation of this Agreement, the Custodian and

the  Fund  may  agree  in  writing   from  time  to  time  on  such   provisions

interpretative  of or in addition to the  provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this  Agreement.  No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreements.

           The section headings in this Agreement are for the convenience of the parties  and  in  no  way  alter,  amend,  limit  or  restrict  the  contractual obligations of the parties set forth in this Agreement.

           10.  Governing Law: This  instrument is executed and delivered in The

Commonwealth of Massachusetts  and shall be governed by and construed  according to the laws of said Commonwealth.

           11. Notices:  Notices and other writings  delivered or mailed postage prepaid  to  the  Fund  addressed  to  the  Fund  at 60  State  Street,  Boston,

Massachusetts  02109 or to such other address as the Fund may have designated to the  Custodian  in writing,  or to the  Custodian  at 40 Water  Street,  Boston,

Massachusetts 02109, Attention: Manager, Securities Department, or to such other address as the  Custodian may have  designated to the Fund in writing,  shall be deemed to have been  properly  delivered or given  hereunder  to the  respective addressee.

           12.  Binding  Effect:  This  Agreement  shall be binding on and shall inure  to the  benefit  of the  Fund  and the  Custodian  and  their  respective successors  and  assigns,  provided  that  neither  party hereto may assign this

Agreement  or any of its  rights  or  obligations  hereunder  without  the prior written consent of the other party.

           13.  Counterparts:  This  Agreement  may be executed in any number of counterparts,  each of which shall be deemed an original.  This Agreement  shall become effective when one or more counterparts have been signed and delivered by each of the parties.

           IN WITNESS WHEREOF,  each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

PIONEER CAPITAL GROWTH FUND             BROWN BROTHERS HARRIMAN  & CO.



By_________________________________     per pro________________________________